UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                         ______________

                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                          July 3, 1996


                       ARNOX CORPORATION
     (Exact name of Registrant as specified in its charter)

           Delaware               0 - 14724          06-1094094
(state or other jurisdiction of Commission File # (I.R.S. Employer
incorporation of organization)                 identification No.)

     6550 First Ave. North
     St. Petersburg, Florida                 33710
(Address of Principal Executive Offices)   (Zip Code)



Registrant's  telephone number, including area  code:
 (813) 443 3434


_________________________________________________________________
_
(Former name or former address, if changed since last report).







Item 1. Changes in Control of Registrant.

      The stockholders have just ratified the decision of Capston Network, Co., and the President of Capston Network, Co., Sally Fonner, to reinstate Arnox Corporation. The stockholders have further endorsed the Capston Plan for reviving Arnox Corporation, as set forth in a Proxy Statement mailed to stockholders on June 13, 1996. Accordingly, control of the Registrant has formally passed to Ms. Sally Fonner. The vote of the stockholders was 3,416,525 shares in favor and 500 shares opposed.

       Sally Fonner assumes the positions of President and Secretary. She will serve without taking any consideration. Her term is for two years, or until she can find a party willing to install new management and imbue the Registrant with a new business, whichever should occur first in time. There are no other officers of the company. Under Ms. Fonner's direction, Arnox Corporation will remain a blank check company.

      Ms. Fonner's company, Capston Network Co., owns 884 shares of Arnox Corporation, or .025% of the total shares issued and outstanding; and Ms. Sally Fonner exercises voting control over the securities held by Capston Network, Co. Ms. Fonner does not hold voting control over any other stockholder's securities.

      The basis for the change in control occurred through a polling of the stockholders. A Preliminary and a Definitive Proxy Statement were filed with the Commission. Definitive Proxy Statements were mailed on June 13, 1996. These were due back by July 3, 1996. Although some of the shares held by shareholders are listed in the street name of a brokerage firm, no requests were received by any of these brokerage firms to do a mailing to the beneficial owners of said securities. Hence, it was not necessary to extend the period for responding to the Proxy Statement.

      No consideration was paid by Ms. Fonner or Capston Network, Co. to either the Registrant or to any shareholders in the successful bid to acquire said control. Capston Network did advance the funds required to reinstate Arnox Corporation, procure a list of shareholders and then print and mail the proxy statements. Under this change of control, there has been no impact upon the holdings of shareholders, and all information previously reported in the Registrant's prior filings relating to individuals with 5% or more of the Registrant's outstanding securities, remains valid and unchanged.

Item 5. Other Events.

     Arnox Corporation has decided to change its mailing address. Formerly, mail was addressed to the corporate office at 6550 First Ave. North, St. Petersburg, Florida 33710. Due to the volume of mail received in this last proxy statement, Arnox Corporation has decided to change its mailing address from 6550 First Ave. North, to Arnox Corporation, P.O. Box 41570, St. Petersburg, Florida 33743-1570. Arnox Corporation has made this change because of the reduced handling which occurs when it is received at a Post Office box, which stops at a mail office and avoids any handling by a route carrier. The Company believes this will result in fewer delivery errors. In addition, Arnox Corporation will have access to its mail early in the morning, as opposed to mid-afternoon.

                           SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARNOX
Corporation


July   3,   1996
By_____________________

Sally Fonner,
President